Amendment to Fund Participation Agreement

This Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Investment Advisors Corporation, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), and The Guardian Insurance & Annuity Company, Inc. (“Company”), a life insurance company organized under the laws of the State of Delaware, is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of April 30, 2021, as amended;

WHEREAS, effective March 13, 2023, Lincoln Investment Advisors Corporation underwent a name change to “Lincoln Financial Investments Corporation;” and

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibit A be deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Exhibit B be deleted in its entirety and replaced with Exhibit B attached hereto.

3.	All references in the Agreement to “Lincoln Investment Advisors Corporation” are hereby changed to “Lincoln Financial Investments Corporation.”

4.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

5.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

6.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance Products Trust		Lincoln Financial Investments Corporation

By:	/s/ Benjamin Richer	By:	/s/ Benjamin Richer
Name:	Benjamin Richer	Name:	Benjamin Richer
Title:	SVP, Head of Funds Management	Title:	SVP, Head of Funds Management
Date:	4/11/2024	Date:	4/11/2024

Lincoln Financial Distributors, Inc.		Guardian Insurance & Annuity Company, Inc.

By:	/s/ Thomas O’Neill	By:	/s/ Nahulan Ethirveerasingam
Name:	Thomas O’Neill	Name:	Nahulan Ethirveerasingam
Title:	SVP	Title:	Head of Annuity Product
Date:	4/15/2024	Date:	4/10/2024

Exhibit A

Funds

Dated as of April 26, 2024

The currently available Funds of the Trust are:

LVIP American Century Balanced Fund

LVIP American Century Capital Appreciation Fund

LVIP American Century Disciplined Core Value Fund

LVIP American Century Inflation Protection Fund

LVIP American Century International Fund

LVIP American Century Large Company Value Fund

LVIP American Century Mid Cap Value Fund

LVIP American Century Ultra Fund

LVIP American Century Value Fund

LVIP Delaware Diversified Income Fund

LVIP Delaware High Yield Fund

LVIP Delaware Limited-Term Diversified Income Fund

LVIP Delaware REIT Fund

LVIP Delaware SMID Cap Core Fund

LVIP Delaware U.S. Growth Fund

LVIP Delaware Value Fund

Exhibit B

Dated as of April 26, 2024

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts are subject to this Agreement:

The Guardian Separate Account F

The Guardian Separate Account K

The Guardian Separate Account N

he Guardian Separate Account M

The Guardian Separate Account R